AMENDMENT NO. 4 AND EXTENSION TO
                       RESTATED SECURED CREDIT AGREEMENT


      This Amendment No. 4 and Extension to Restated Secured Credit Agreement (this "Amendment") is entered into as of the 31st day of October, 1996 by and among Universal Premium Acceptance Corporation (the "Company"), a Missouri corporation, The First National Bank of Boston ("FNBB"), in its capacity as agent for the Banks hereinafter referred to (in such capacity, the "Agent"), in its individual capacity as a Bank and The Sumitomo Bank, Limited, as successor to The Daiwa Bank, Limited ("Sumitomo"). Sumitomo and FNBB in its individual capacity are herein referred to as the "Banks".

                                  WITNESSETH:

      WHEREAS, the Company, the Banks and the Agent are parties to that certain Restated Secured Credit Agreement, dated as of July 29, 1994, as amended by Amendment No. 1 to Restated Secured Credit Agreement dated as of August 14, 1995, Amendment No. 2 and Waiver to Restated Secured Credit Agreement dated as of April 3, 1996 and Amendment No. 3, Extension, Waiver and Assignment to Restated Secured Credit Agreement dated as of August 31, 1996 (as so amended, the "Restated Secured Credit Agreement"); and

      WHEREAS, the Company has requested the Agent and the Banks to extend the maturity of the Restated Secured Credit Agreement for an additional two-month period; and

      WHEREAS, the Agent and the Banks are willing to modify the Restated Secured Credit Agreement to reflect such extension on the terms and subject to the conditions set forth below;
     NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Terms defined in the Restated Secured Credit Agreement which are used herein shall have the same meanings as set forth in the Restated Secured Credit Agreement unless otherwise defined herein.

     2. EXTENSION OF MATURITY DATE. As provided in the Restated Secured Credit Agreement, the Revolving Loan Commitment was set to expire on August 31, 1996, due to the Banks' having given notice of the occurrence of the Maturity Date on such date as contemplated in the definition of "Maturity Date" set forth in Section 10.1 of the Restated Secured Credit Agreement. By means of Amendment No. 3, Extension, Waiver and Assignment to Restated Secured Credit Agreement dated as of August 31, 1996, this date was extended to October 31, 1996; the Banks now wish to extend this date for an additional two-month period. Accordingly, the Banks hereby agree to extend the Maturity Date for an additional period to December 31, 1996. This extension shall be effective solely for the period described above and shall not be deemed to be an agreement to grant any further extensions of the Maturity Date, or a waiver of any rights or remedies that the Banks may now or hereafter exercise under the Restated Secured Credit Agreement, including the right to receive payment in full of all amounts then outstanding on December 31, 1996.

      3. AMENDMENT TO RESTATED SECURED CREDIT AGREEMENT. Amendment No. 3, Extension, Waiver and Assignment to Restated Secured Credit Agreement dated as of August 31, 1996 inadvertently misstated the Revolving Loan Commitment of FNBB. To correct this error, and effective as of August 31, 1996, Schedule 13.1 to the Restated Secured Credit Agreement is amended by deleting said schedule in its entirety and substituting therefor a new Schedule 13.1 in the form attached to this Amendment.
     4. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written (or, in the case of paragraph 3 above, as of August 31, 1996) when and only when the Agent has received the following:

          (a) at least one copy (or counterparts) of this Amendment duly executed and delivered by each of the parties hereto; and

          (b) a certificate of the Secretary or an Assistant Secretary of the Company with respect to resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the performance of the Restated Secured Credit Agreement as amended hereby and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Amendment, and providing specimen signatures of such officers.

     5.   REPRESENTATIONS AND WARRANTIES, ETC.

     (a)  The Company represents and warrants to the Agent and the Banks that
(i) the Company has the corporate power and all necessary authority to execute and deliver this Amendment, and (ii) each of this Amendment and the Restated Secured Credit Agreement (as amended hereby) is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

     (b) The Company hereby reaffirms all covenants, representations and warranties made in the Restated Secured Credit Agreement to the extent not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Amendment.

     6.   REFERENCES, ETC.

     (a) Upon and after the effectiveness of this Amendment, (i) each reference in the Restated Secured Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Restated Secured Credit Agreement as amended hereby, and (ii) each reference to the Restated Secured Credit Agreement in all other Bank Agreements and other related documents shall mean and be a reference to the Restated Secured Credit Agreement, as amended hereby.

     (b) Except as specifically amended or waived above, the terms of the Restated Secured Credit Agreement, the Notes, the Security Agreement and all other Bank Agreements shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to, or a waiver of, any provisions of the Restated Secured Credit Agreement or any right, power or remedy of the Agent of the Banks.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of The Commonwealth of Massachusetts.

     8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. COUNTERPARTS, ETC. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment may be made by telecopy of a duly signed counterpart hereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
                                 UNIVERSAL PREMIUM ACCEPTANCE
                                   CORPORATION

                                 By:
                                 Title:


                                 THE FIRST NATIONAL BANK OF BOSTON,
                                 INDIVIDUALLY AND AS AGENT

                                 By:
                                 Title:


                                 THE SUMITOMO BANK, LIMITED

                                 By:
                                 Title:

                                 By:
                                 Title: